Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On May 24, 2021, Enveric Biosciences, Inc. (“ENVB”), 1306432 B.C. Unlimited Liability Company (formerly known as 1306432 B.C. Ltd.), an unlimited liability company existing under the laws of the Province of British Columbia and a wholly-owned subsidiary of ENVB (“HoldCo”), 1306436 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia and a wholly-owned subsidiary of HoldCo (“Purchaser”),, and MagicMed Industries Inc., a corporation existing under the laws of the Province of British Columbia (“MagicMed”) entered into an amalgamation agreement (the “Amalgamation Agreement”). Pursuant the terms and subject to the conditions set forth in the Amalgamation Agreement, and in accordance with the British Columbia Business Corporations Act, on September 16, 2021, Purchaser was amalgamated with MagicMed, with the amalgamated corporation continuing as the surviving corporation and as a wholly-owned subsidiary of HoldCo under the name “Enveric Biosciences Canada Inc.” (the “Amalgamation”).

The unaudited pro forma condensed consolidated financial information is presented to illustrate the estimated effects of the Amalgamation and the other transactions contemplated by the Amalgamation Agreement based on the historical financial position and results of operations of ENVB and MagicMed. The unaudited pro forma condensed consolidated financial information is presented as follows:

●	the unaudited pro forma condensed consolidated balance sheet as of June 30, 2021 prepared based on (i) the historical unaudited condensed consolidated balance sheet of ENVB as of June 30, 2021 and (ii) the historical unaudited consolidated balance sheet of MagicMed as of June 30, 2021;

●	the unaudited pro forma condensed consolidated statement of income for the six months ended June 30, 2021 prepared based on (i) the historical unaudited condensed consolidated statement of operations and comprehensive loss of ENVB for the six months ended June 30, 2021 and (ii) the historical unaudited consolidated statement of operations of MagicMed for the six months ended June 30, 2021; and

●	the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2020 prepared based on (i) the historical audited consolidated statement of operations and comprehensive loss of ENVB for the fiscal year ended December 31, 2020 and (ii) the historical unaudited consolidated statement of operations of MagicMed for the period from May 26, 2020 (MagicMed’s date of incorporation) through December 31, 2020. MagicMed’s fiscal year end was June 30, 2020 and such fiscal year-end financial statements have been subject to audit procedures.

The unaudited pro forma condensed consolidated financial information was prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Regulation S-X Article 11 requires that pro forma financial information include the following pro forma adjustments to the historical financial information of the registrant:

●	Transaction Accounting Adjustments – Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.

●	Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity.

The transaction accounting adjustments are based on available information and assumptions that ENVB’s management believes are reasonable. However, such adjustments are estimates and actual experience may differ from expectations. There are no autonomous entity adjustments included in the unaudited pro forma condensed consolidated financial statements. Additionally, Regulation S-X Article 11 permits registrants to reflect in the notes to the pro forma financial information forward-looking information that depicts the synergies and dis-synergies identified by management in determining to consummate or integrate the transaction for which pro forma effect is being given. Such adjustments have not been reflected in the notes to the unaudited pro forma condensed consolidated financial statements because ENVB’s management does not believe these adjustments would enhance an understanding of the pro forma effects of the transaction.

The Amalgamation was accounted for using the acquisition method of accounting in accordance ASC 805, “Business Combinations,” (“ASC 805”) with ENVB designated as the accounting acquirer of MagicMed. The unaudited pro forma condensed consolidated financial information set forth below primarily gives effect to the following:

●	the alignment of accounting policies and financial statement classifications of MagicMed to those of ENVB;

●	the application of the acquisition method of accounting in connection with the Amalgamation;

●	each MagicMed common share was converted into the right to receive 0.265801 shares of ENVB in connection with the Amalgamation;
●	the conversion of MagicMed’s financial information from Canadian dollars to United States dollars; and

●	the application of Amalgamation costs in connection with the Amalgamation.

The unaudited pro forma condensed consolidated financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Amalgamation been completed as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed consolidated financial statements and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed consolidated financial information was prepared using the acquisition method of accounting under existing United States generally accepted accounting principles (U.S. “GAAP”) standards, which are subject to change. ENVB was deemed the acquirer for accounting purposes and MagicMed was treated as the acquiree, based on a number of factors considered at the time of the Amalgamation, such as the legal form of the Amalgamation, relative size (assets, revenues, or earnings), terms of the exchange, relative voting rights in the combined company after the business combination, etc. The acquisition accounting was dependent upon certain valuations and other studies. ENVB has developed an initial estimate of value. ENVB will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than September 16, 2022. The assets and liabilities of MagicMed were measured based on various initial estimates using assumptions that ENVB believed were reasonable, based on information that was currently available.

Accordingly, the pro forma adjustments are preliminary and were made solely for the purpose of providing pro forma condensed consolidated financial information prepared in accordance with the rules and regulations of the SEC. Differences between these preliminary estimates and the final acquisition accounting exist, and these differences could have a material impact on the accompanying unaudited pro forma condensed consolidated financial information and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed consolidated financial information has been compiled in a manner consistent with the accounting policies adopted by ENVB in all material aspects. ENVB has performed a high-level review of MagicMed’s accounting policies. ENVB may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of the combined company. Additionally, certain financial information of MagicMed as presented in its historical financial statements has been reclassified to conform to the historical presentation in ENVB’s financial statements for purposes of preparation of the unaudited pro forma condensed consolidated financial information (see Note 5).

The unaudited pro forma condensed consolidated financial information gives effect to the Amalgamation, as if the Amalgamation had been completed on June 30, 2021, for balance sheet purposes and December 31, 2020, for statement of income purposes. This unaudited pro forma condensed consolidated financial information was derived from and should be read in conjunction with the separate (i) unaudited financial statements of ENVB as of and for the period ended June 30, 2021 and the related notes included in the proxy statement/prospectus filed with the SEC on August 6, 2021 pursuant to Rule 424(b)(3), (ii) audited financial statements of ENVB as of and for the fiscal year ended December 31, 2020 and the related notes included in the proxy statement/prospectus filed with the SEC on August 6, 2021 pursuant to Rule 424(b)(3), (iii) audited financial statements of MagicMed as of and for the twelve months ended June 30, 2021 and the related notes included in this Form 8-K, and (iv) unaudited financial statements of MagicMed as of and for the year ended December 31, 2020 and the related notes included in the proxy statement/prospectus filed with the SEC on August 6, 2021 pursuant to Rule 424(b)(3).

Enveric Biosciences, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of June 30, 2021

	Historical ENVB		Historical MagicMed	Pro Forma Transaction Accounting Adjustments	Note	Pro Forma Consolidated

ASSETS
Cash		$20,617,917	$3,816,317			$24,434,234
Receivables		—	103,237			103,237
Prepaid expenses and other current assets		$891,467	$212,839			$1,104,306
Total Current Assets		$21,509,384	$4,132,392	—		$29,179,270

Equipment		—	$74,426			$74,426
Intangible assets		$2,185,585	26,697	$38,942,400	1C, 1D	41,154,682
Total Other Assets		$2,185,585	$101,124	$38,942,400		$41,229,108

TOTAL ASSETS		$23,694,969	$4,233,516	$38,942,400		$66,870,885

LIABILITIES
Accounts payable, accrued liabilities and current portion of loans payable		$1,167,524	$344,731			$1,512,255
Total Current Liabilities		$1,167,524	$344,731	$—		$1,512,255

Deferred tax liability	$	---	---	9,061,927	1C	$9,061,927
Warrant liabilities		$3,780,457	$—	---		$3,708,457

TOTAL LIABILITIES		$4,875,981	$344,731	$9,061,927		$14,282,639

Shareholders’ Equity
Common stock		$214,333	$—	$99,512	1A	$313,845
Paid-in capital		34,702,015	8,947,134	29,995,635	1B, 1C	73,644,785
Accumulated deficit		(15,918,557)	(5,059,945)	(213,080)	1C, 1D	(21,191,582)
Accumulated other comprehensive loss		$(178,803)	$1,595	$(1,595)	1C	$(178,803)
TOTAL SHAREHOLDERS’ EQUITY		$18,818,988	$3,888,785	$29,880,473		$52,588,245

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY		$23,694,969	$4,233,516	$38,942,400		$66,870,885

Enveric Biosciences, Inc.

Unaudited Pro Forma Consolidated Statement of Income

For the Six Months Ended June 30, 2021

	Historical ENVB		Historical MagicMed	Pro Forma Transaction Accounting Adjustments	Note	Pro Forma Consolidated
Revenue		$—	$—	$—		$—

Expenses
General and administrative		$8,740,862	$3,211,289	$—		$11,952,151
Research and development		1,076,487	904,097			1,980,584
Depreciation expense		—	9,191	—		9,191
Amortization		$310,659	$1,398	$2,210,771	3	$2,522,828

Total operating expenses		$10,128,008	$4,125,974	$2,210,771		$16,464,753

Other Income (Expense)
Inducement expense		$(298,714)	$—	$—		$(298,714)
Change in fair value of warrant liabilities		$6,272,543	—	—		$6,272,543
Foreign currency transaction loss	$	---	(13,552)	---		$(13,552)
Interest Income	$	---	136	---		$136
Interest expense		$(4,821)	$—	$—		$(4,821)

Total other income (expense)		$5,969,008	$(13,416)	$—		$5,955,456

Net Loss before other comprehensive loss		$(4,159,000)	$(4,139,390)	$(2,210,771)		$(10,509,297)

Other comprehensive income (loss)
Foreign currency translation		$2,474	$(21,900)	$—		$(19,426)

Comprehensive loss		$(4,156,526)	$(4,161,290)	$(2,210,771)		$(10,528,723)

Net loss per share - basic and diluted		$(0.22)	$(0.11)			$(0.37)
Weighted average shares - basic and diluted		18,692,526	37,438,599		2	28,643,743

Enveric Biosciences, Inc.

Unaudited Pro Forma Consolidated Statement of Income

For the Year Ended December 31, 2020

	Historical ENVB	Historical Magic Med (Note 4)	Pro Forma Transaction Accounting Adjustments	Note	Pro Forma Consolidated
Revenue	$—	$—	$—		$

Expenses
General and administrative	5,443,234	$741,013	—			6,184,247
Research and development	174,083	147,956	—			322,039
Depreciation expense	—	443	—			443
Amortization	$—	$—	$4,421,542	6		$4,421,542

Total operating expenses	$5,617,317	$889,412	$4,421,542			$10,928,271

Other Income (Expense)
Inducement expense	$(802,109)	$—	$—			$(802,109)
Change in fair value of warrant liabilities	—	—	$—			-
Interest expense	$(445,250)	$—	$—			$(445,250)

Total other income (expense)	$(1,247,359)	$—	$—			$(1,247,359)

Net Loss before other comprehensive loss	$(6,864,676)	$(889,412)	$(4,421,542)			$(12,175,630)

Other comprehensive income (loss)
Foreign currency translation	$(169,655)	$(31,781)	$—			$(201,436)

Comprehensive loss	$(7,034,331)	$(921,194)	$(4,421,542)			$(12,377,066)

Net loss per share – basic and diluted	$(1.19)	$(0.02)				$(1.06)
Weighted average shares - basic and diluted	5,753,598	37,438,599		5		11,724,328

Note 1. Balance Sheet Adjustments

A. Par value of Purchase Shares issued
Common shares issued	9,951,217
Par value per share	0.01
Common stock at par value	99,512

B. Additional Paid in Capital
Total purchase consideration	48,104,209
Less: par value of purchase shares	(99,512)
Less: consideration attributed to deferred taxes	(9,061,927)
Additional paid in capital	38,942,770

C. Record excess of consideration over net assets
Total purchase consideration	48,104,209
Less: MM Net Assets
MM Paid in Capital	(8,947,134)
MM Deficit	5,095,945
MM Comprehensive Loss	(1,595)

Net excess of consideration	44,215,424

D Amortization of IP/Technology
12 months ended 12/31/2020	$3,515,350
3 months ended 3/31/2021	$1,757,675
Total Amortization	5,273,025

Note 2. Calculation of Weighted Average Shares

	ENVB	MagicMed
Weighting date, From	01/01/21	01/01/21
Weighting date, To	06/30/21	06/30/21
# of Days	180	180

Weighting Factor	100%	100%

ENVB Weighted Avg Shares	18,692,529	100%
Transaction shares issued to MM	9,951,217	100%
Weighted Avg Shares, Consolidated	28,643,743

Note 3. Amortization of Intellectual Property/Technology

Purchase price allocated to IP	$44,215,424
Estimated useful life (years)	10
Amortization of 6 months ended 6/30/2021	$2,210,771

Note. 4 Basis of Presentation

Results of operations presented for the period from May 26, 2020 (MagicMed’s date of incorporation) through December 31, 2020.

Note 5. Calculation of Weighted Average Shares

	ENVB	MagicMed
Weighting date, From	01/01/20	05/26/20
Weighting date, To	12/31/20	12/31/20
# of Days	365	219

Weighting Factor	100%	60%

ENVB Weighted Avg Shares	5,753,598	100%
Transaction shares issued to MM	5,970,730	60%
Weighted Avg Shares, Consolidated	11,724,328

Note 6. Amortization of Intellectual Property/Technology

Purchase price allocated to IP	$44,215,424
Estimated useful life (years)	10
Amortization of 12 months ended 12/31/2020	$4,421,542